SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2005

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11914 (Commission File Number)	85-0404134 (I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico (Address of principal executive offices)	87501 (Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On March 18, 2005, Thornburg Mortgage, Inc. (the “Company”) filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary to its Articles of Incorporation. The Articles Supplementary reclassified 2,300,000 authorized but unissued shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share, as “8.00% Series C Cumulative Redeemable Preferred Stock” (the “Series C Preferred Stock”). The reclassification increased the number of shares of the Series C Preferred Stock, par value $0.01 per share, from no shares immediately prior to the reclassification to 2,300,000 shares immediately after the reclassification, and it decreased the number of shares classified as Common Stock, par value $0.01 per share, from 499,978,000 shares immediately prior to the reclassification to 497,678,000 shares immediately after the reclassification. The 2,300,000 shares of Series C Preferred Stock have the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Articles Supplementary.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

     The following exhibit is filed as part of this report:

Exhibit	Name of Exhibit
3.1.6	Articles Supplementary of the Company relating to the 8.00% Series C Cumulative Redeemable Preferred Stock, dated March 18, 2005 (incorporated herein by reference to Exhibit 3.1.6 of the Company’s Form 8-A12(b), as filed with the Securities and Exchange Commission on March 21, 2005).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: March 23, 2005	By:	/s/ Michael B. Jeffers

Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT	NAME OF
NUMBER	EXHIBIT
3.1.6	Articles Supplementary of the Company relating to the 8.00% Series C Cumulative Redeemable Preferred Stock, dated March 18, 2005 (incorporated herein by reference to Exhibit 3.1.6 of the Company’s Form 8-A12(b), as filed with the Securities and Exchange Commission on March 21, 2005).